Exhibit 13.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Mitsui & Co., Ltd. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 17, 2009

	By	/s/ MASAMI IIJIMA
	Name: Title:	Masami Iijima President and Chief Executive Officer (Principal Executive Officer)

	By	/s/ JUNICHI MATSUMOTO
	Name: Title:	Junichi Matsumoto Executive Vice President and Chief Financial Officer (Principal Financial Officer)